Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-225277 of our report dated April 2, 2018 (June 11, 2018 as to the effects of the reverse stock split described in Note 20) relating to the consolidated financial statements of BrightView Holdings, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, PA

June 11, 2018